UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  November 2, 2007

PLAYLOGIC ENTERTAINMENT, INC.
(Name of Small Business Issuer as specified in its charter)

Delaware	0-49649	23-3083371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Concertgebouwplein 13, 1071 ll Amsterdam, The Netherlands
(Address of principal executive offices and zip code)

Company’s telephone number, including area code: (011) 31-20-676-0304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

Playlogic Entertainment, Inc.  has successfully closed $12,3 million in equity through a private placement at the end of the third quarter. This concludes the successful completion of the $10 million private placement previously announced on the 25th of April 2007.

Amongst others, the proceeds of the private placement were used to reduce the company’s debt position, finance new games and enhance its working capital position. “This capital raise has resulted in a strong improvement of our balance sheet ratios”, according to Willem M. Smit, President and CEO of Playlogic, “These newly attracted funds will allow Playlogic to continue to execute on its business plans and to meet its release schedule. The successful completion of this transaction positions the company to further accelerate its growth.”As a result of the equity raised Playlogic achieved a positive equity position as of  September 30, 2007.

The total amount of $ 12,3 million was placed with both existing and new shareholders, all of whom are accredited investors. After this private placement at the end of the third quarter the company has 38,5 million common shares outstanding.

The Company expects to file and disclose its Q3 figures on Monday the 5th of November.

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1    Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

PLAYLOGIC ENTERTAINMENT, INC.

Date: November 2, 2007	By:	/s/ Willem M. Smit
Name: Willem M. Smit Title: President and Chief Executive Officer